Exhibit 99.1

WashREIT is Now Elme Communities

Elme Communities is “elevating home” for underserved mid-market renters

New name marks the final step in the Company’s transformation into a strategy-led, business-to-consumer, value-driven multifamily company

Washington, DC, October 17, 2022 – WashREIT (NYSE: WRE), a value-driven multifamily owner and operator, announced today that it has changed its name and rebranded as Elme Communities, reflecting its ongoing commitment to elevating the value-living experience for its residents. The name change culminates the Company’s transformation into a focused multifamily company, and subsequent geographic expansion into Sunbelt markets. The Company, which has also changed its legal name to Elme Communities, will continue trading on the New York Stock Exchange under its existing ticker symbol until October 20, 2022, when its new ticker symbol, “ELME,” is expected to become effective.

“Our previous name, WashREIT, spoke more to our past than our future. As we considered our company today and how it has evolved, we wanted to choose a name that represents our commitment to multifamily and our residents,” said Paul T. McDermott, President and CEO. “Elme Communities is about elevating what home can be—with a higher level of quality, service, and experience at mid-market price points.”

The name “Elme” represents a blending of the words, “elevate” and “home,” reflecting the Company’s new mission: to elevate the value living experience by continuously focusing on service, efficiency, and innovation, to create a place our residents are proud to call home. Elme is committed to improving the living experience for median income renters and providing excellent value to its residents.

“Our successful transformation has equipped us to further embrace the unique opportunity to be a differentiated provider of multifamily homes,” said Stephen E. Riffee, Executive Vice President and CFO. “Our business model is predicated on serving a deep, solid, and underserved base of mid-market demand. This strategy is already delivering great results, and we expect to continue generating strong returns for investors.”

The Company’s new name and brand unveiling coincides with several recent achievements associated with its multifamily transformation and geographic expansion, including the following:

•

Positioned its portfolio to deliver significant growth in 2023 with expected year-over-year Core FFO growth of approximately 14% in 2023 (highest in over 20 years) based on respective midpoints of the previously disclosed Core FFO guidance ranges, driven by expected same-store multifamily NOI growth of approximately 9.0% to 11.0%

•	Achieved geographic diversification with 20% of apartment homes located in the Sunbelt compared to 3% a year ago

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•

Successfully executed major infrastructure and technology overhaul ahead of internalizing community-level operations. Community onboarding is expected to be completed in phases starting this month and running through mid-2023

•	Recruited outstanding new talent, including key portfolio-level operational positions

“We are excited to create a noticeable, positive difference in how our residents are treated and respected when it comes to one of the most important aspects of their life: their home,” said Susan Lilly Gerock, Senior Vice President, and CIO. “Following the complete internalization of community-level operations in 2023, we expect to realize significant operational benefits which will further improve the value proposition for our residents and our shareholders.”

For a more detailed overview of Elme Communities’ business strategy and growth outlook, please refer to the Elevating Home presentation which is available on the Company’s newly launched IR website at ir.elmecommunities.com.

2022 ESG Report

ESG is integral to Elme Communities and the Company’s approach to environmental stewardship, social initiatives, and governance can be found in its 2022 Environmental, Social, and Governance (ESG) Report, which was released today and is located on the Company’s newly launched website at www.elmecommunities.com.

Additional branding initiatives, including property signage and new leasing and marketing materials, will be implemented over the next several months as community-level operations are internalized.

About Elme Communities

Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.

Forward Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or

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indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations, our portfolio and our rebranding, including the acquisition of apartment homes in the Southeastern markets, on the terms anticipated, or at all, the operational benefits from our operating model redesign on the timing contemplated or at all, and to realize any anticipated returns and benefits, including the performance of any acquired residential properties at the levels anticipated; whether actual same-store multifamily NOI growth and Core FFO will be consistent with expectations; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, neither should be considered an alternative to these measures as an indication of our operating performance.

Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses

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related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: “Same-store multifamily” which is comprised of our same-store apartment communities and “Other same-store” which is comprised of our Watergate 600 commercial property.

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Washington, DC 20006

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Contact:

Investor Relations

Amy Hopkins

202-774-3253

ahopkins@elmecommunities.com

Media Relations

Deanna Schmidt

202-774-3131

dschmidt@elmecommunities.com

1775 I Street, NW, Suite 1000

Washington, DC 20006

T	202-774-3200
W	elmecommunities.com